UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE
Preferred Stock Purchase Rights		NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Cooperation Agreement

On December 16, 2024, Talos Energy Inc. (the “Company”) entered into a cooperation agreement (“Cooperation Agreement”) with Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”), an entity controlled by the family of Carlos Slim, which entity is a beneficial owner of approximately 24% of the outstanding shares of the Company’s common stock. Pursuant to the Cooperation Agreement, Control Empresarial agreed that during the term of the Cooperation Agreement that it would not (and it would ensure that any person or entity whose acquisition of voting securities of the Company would require the filing by Control Empresarial or its group of a Form 4 or a Schedule 13D, or an amendment thereto, does not) acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, directly or indirectly, beneficially or otherwise, any voting securities of the Company (other than in connection with a stock split, stock dividend or similar corporate action initiated by the Company) if, immediately after such acquisition, Control Empresarial and the other members of its investor group, collectively, would, in the aggregate, beneficially own more than 25.00% of the outstanding shares of any class of voting securities of the Company. The Cooperation Agreement expires December 16, 2025, but is subject to early termination upon the occurrence of certain events described in the Cooperation Agreement.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Purchase Agreement

Separately, on December 16, 2024, Talos Production Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Talos Production”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) by and between Talos Production and Zamajal, S.A. DE C.V. (the “Purchaser”), an entity owned 90% by Grupo Carso, S.A.B. de C.V. (“Carso”) and 10% by Control Empresarial.

Under the terms of the Purchase Agreement, Talos Production will sell an additional 30.1% equity interest in Talos Energy Mexico 7, S. de R.L. de C.V. (the “Holding Company”) for a purchase price of approximately $49.7 million in cash due at closing, with an additional $33.0 million due upon first commercial production from the Zama field, for an aggregate purchase price of $82.7 million (the “Transaction”). The Transaction is subject to customary indemnities and conditions to closing, and is expected to close upon the receipt of all regulatory approvals. After consummation of the Transaction, the Holding Company, which currently holds a 17.4% interest in the Zama field, will be owned 20.0% by the Company and 80.0% by the Purchaser. While the Company anticipates the Transaction to close in 2025, there can be no assurance that all of the conditions to closing will be satisfied.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Amendment and Early Termination of the Rights Agreement

As previously disclosed, on October 1, 2024, the Company entered into the Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), and, in connection therewith, the board of directors of the Company declared a dividend of one preferred stock purchase right (“Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). If the Rights had become exercisable, each Right would have allowed its holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a price of $62.10, subject to adjustment under certain conditions.

In connection with the Company entering into the Cooperation Agreement, on December 17, 2024, the Company and the Rights Agent entered into the First Amendment to the Rights Agreement (the “Amendment”). The Amendment accelerated the expiration of the Rights from the close of business on October 1, 2025 to the close of business on December 17, 2024. Accordingly, as of 5:00 p.m. New York time on December 17, 2024, the Rights issued under the Rights Agreement expired and are no longer outstanding.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated October 1, 2024, and incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.02 above and Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration of the Rights, on December 17, 2024, the Company filed a Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock (the “Certificate of Elimination”) with the Delaware Secretary of State to eliminate its shares of Series A Preferred Stock from the Company’s Certificate of Incorporation, as amended. The Certificate of Elimination became effective upon filing with the Delaware Secretary of State.

No shares of Series A Preferred Stock were issued or outstanding. Those shares were created in connection with the adoption of the Rights Agreement in October 2024. Because the Rights have expired as a result of the Amendment, no shares of Series A Preferred Stock will be issued pursuant to the Rights Agreement or the Rights.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth under Item 1.02 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 17, 2024, the Company issued a press release announcing the sale of the additional stake in the Holding Company to Carso, the entry into the Cooperation Agreement and the termination of the Rights Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1033, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1*	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, dated December 17, 2024.

4.1	Rights Agreement, dated as of October 1, 2024, between Talos Energy Inc. and Computershare Trust Company, N.A., as Rights Agent (including the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached hereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchaser Preferred Shares attached thereto as Exhibit C) (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the U.S. Securities and Exchange Commission on October 1, 2024).

4.2*	First Amendment to Rights Agreement, dated December 17, 2024, between Talos Energy Inc. and Computershare Trust Company, N.A., as Rights Agent.

10.1*	Cooperation Agreement, dated December 16, 2024, between Talos Energy Inc. and Control Empresarial de Capitales, S.A. de C.V.

10.2*†	Equity Interest Purchase Agreement, dated December 16, 2024, by and between Talos Production Inc. and Zamajal, S.A. DE C.V.

99.1*	Press Release dated December 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†

Schedules and exhibits to the Equity Interest Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: December 17, 2024	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary